UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 14, 2014

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities
On November 14, 2014, David A. Minella, a member of the Board of Directors of Kennedy-Wilson Holdings, Inc. (the “Company”), exercised warrants (the “Warrants”) to purchase 2,740,742 shares (the “Warrant Shares”) of the Company’s common stock, $0.0001 par value per share, at an exercise price of $12.50 per share. The warrants were purchased by Mr. Minella on November 14, 2007, prior to the merger between the Company and Prospect Acquisition Corp. The purchase of the Warrants by Mr. Minella was a transaction that did not involve any public offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Pursuant to the terms of the warrant agreement, Mr. Minella exercised the Warrants on a cashless basis pursuant to the terms thereof, resulting in the Company withholding 1,238,596 Warrant Shares to pay the exercise price and issuing to Mr. Minella the remaining 1,472,146 Warrant Shares.
After the exercise of the above Warrants, there are no warrants to acquire shares of the Company’s stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2014	Kennedy-Wilson Holdings, Inc. By: Justin Enbody Chief Financial Officer